Exhibit 99.1

news
Release Date: October 29, 2009	Contact: Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2010 FIRST QUARTER RESULTS
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS

Columbia, Maryland... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2010 first quarter ended September 30, 2009.

  FINANCIAL HIGHLIGHTS

-	Revenue for the quarter was $212.5 million.

-	GAAP net income for the quarter was $24.8 million.

-	GAAP diluted EPS for the quarter was $0.31 per share.

-	Non-GAAP financial results, excluding the effect of charges for stock options and impairment on auction rate securities, are as follows:

-	Non-GAAP net income for the quarter was $27.3 million.

-	Non-GAAP diluted EPS for the quarter was $0.34 per share.

The financial results for the first fiscal quarter exceeded consensus expectations.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are pleased with our excellent financial results despite the continuing weak business conditions. The results are truly a credit to our clients and employees worldwide.”

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.
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All information in this release is as of October 29, 2009.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations. For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News
Release Date: October 29, 2009	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2009	2008
Revenue:
Hardware	$43,779	$63,693
Software	24,926	37,576
Service	143,768	142,800
Total revenue	212,473	244,069

Cost of sales:
Hardware	28,273	43,059
Software	5,550	7,300
Service	62,138	67,766
Total cost of sales	95,961	118,125

Gross margin	116,512	125,944

Selling, general and administrative expenses	62,378	73,276
Research and development expenses	10,869	10,263
Depreciation and amortization	3,842	4,087
Stock option expense	3,051	3,733
Total operating expenses	80,140	91,359

Income from operations	36,372	34,585
Non-operating income (expense):
Interest income (expense), net	1,051	3,108
Credit based impairment charge	(387)	-
Other non-operating income (expense), net	(7)	687
Total non-operating, net	657	3,795

Income before taxes	37,029	38,380
Income tax provision	12,034	13,049
Net income	24,995	25,331
Less: Net income attributable to noncontrolling interest	(224)	(449)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$24,771	$24,882

Net Income per Diluted Common Share attributable to MICROS Systems, Inc. common shareholder	$0.31	$0.30
Weighted-average number of shares outstanding -diluted	81,314	82,196

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$24,771	$24,882
Add back:
Stock option expense
Selling, general and administrative expenses	2,904	3,525
Research and development expenses	147	208
	3,051	3,733
Credit based impairment charge	387	-
	3,438	3,733

Subtract: Tax effect on Stock option expense	942	841
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$27,267	$27,774

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.34	$0.34

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges.  We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure.  In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors.  Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Among the limitations on the use of the non-GAAP measure are the following:
-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

News
Release Date: October 29, 2009	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	September 30, 2009	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$467,560	$438,936
Accounts receivable, net	170,412	157,479
Inventory, net	38,615	39,783
Deferred income taxes	19,008	20,283
Prepaid expenses and other current assets	31,913	27,238
Total current assets	727,508	683,719

Long-term investments	57,608	57,823
Property, plant and equipment, net	29,572	30,520
Deferred income taxes, non-current	12,843	11,483
Goodwill	191,908	190,739
Intangible assets, net	17,113	17,709
Purchased and internally developed software costs, net	24,101	25,749
Other assets	6,434	6,344
Total Assets	$1,067,087	$1,024,086

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$1,170	$1,090
Accounts payable	32,068	36,647
Accrued expenses and other current liabilities	105,939	104,821
Income taxes payable	4,110	7,999
Deferred revenue	141,770	112,146
Total current liabilities	285,057	262,703

Income taxes payable, non-current	20,064	19,611
Deferred income taxes, non-current	906	1,752
Other non-current liabilities	10,496	10,539
Total liabilities	316,523	294,605
Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	498	502
Capital in excess of par	107,025	127,146
Retained earnings	604,162	579,331
Accumulated other comprehensive income	32,377	16,468
Total MICROS Systems, Inc. shareholders’ equity	744,062	723,447
Noncontrolling interest	6,502	6,034
Total Equity	750,564	729,481

Total Liabilities and Equity	$1,067,087	$1,024,086